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 As filed with the Securities and Exchange Commission on February 26, 2002

Registration No. 333-
-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                               BROOKE CORPORATION
             (Exact name of registrant as specified in its charter)

                 KANSAS                                48-1009756
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

                        10895 GRANDVIEW DRIVE, SUITE 250
                           OVERLAND PARK, KANSAS 66210
                                 (913) 661-0123
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

             BROOKE CORPORATION 2001 COMPENSATORY STOCK OPTION PLAN
                              (Full Title of Plan)

                                  LELAND G. ORR
                       ASSISTANT SECRETARY, TREASURER AND
                             CHIEF FINANCIAL OFFICER
                               BROOKE CORPORATION
                                  205 F. STREET
                           PHILLIPSBURG, KANSAS 67661
                                 (785) 543-3199
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                              With a copy sent to:
                            ROBERT J. AHRENHOLZ, ESQ.
                                 KUTAK ROCK LLP
                       717 SEVENTEENTH STREET, SUITE 2900
                             DENVER, COLORADO 80202
                                 (303) 297-2400
                                 ---------------

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

                         CALCULATION OF REGISTRATION FEE

 Title of each class of       Amount to be          Proposed maximum       Proposed maximum           Amount of
    securities to be          registered(1)        offering price per     aggregate offering     registration fee(3)
       registered                                       share(2)               price(2)

Brooke Corporation 2001
Compensatory Stock
Option Plan:

Common Stock, par value
    $1.00 per share                90,000                  $25                 $2,250,000                $207

  ------------
   (1)In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock of the Registrant issuable in the event the number of shares of the Registrant is increased by reason of any stock split, stock dividend or other similar transaction.
   (2)The amounts set forth above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the rules and regulations under the Securities Act of 1933, as amended.
   (3)Registration fee calculations are based on the filing fee of $92 per $1,000,000 of securities registered.

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                                     PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


      The following documents, previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

            (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended;

            (b) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, as amended;

            (c) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, as amended;

            (d) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, as amended;

            (e) the Registrant's Current Report on Form 8-K filed December 31, 2001;

            (f)   the Registrant's Current Report on Form 8-K filed
June 1, 2001;

            (g) the Registrant's Current Report on Form 8-K filed September 4, 2001;

            (h) the Registrant's Definitive Proxy Statement filed April 12, 2001; and

            (i) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10-SB, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

      Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

                                       II-I

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 17-6305 of the Kansas General Corporate Law provides generally and in pertinent part that a Kansas corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 17-6305 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Kansas corporation may indemnify its directors, officers, and employees against expenses actually and reasonably incurred by them in connection with the defense or settlement of the action or suit if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation.

      Article VIII of the Amendment and Restatement to the Articles of Incorporation of the Registrant requires the Registrant to indemnify its directors, officers, employees and agents to the maximum extent and in accordance with the provisions of the Kansas General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.  DESCRIPTION
        4.01 Amendment and Restatement to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on March 16, 2001(1)
        4.02 By-laws of the Company (2)
        4.03 Certificate of Amendment to the By-laws of the Company, dated July 3, 2000(1)

                                       II-2

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        5.01     Opinion of counsel regarding legality(3)
       23.01     Consent of Independent Accountants(3)
       23.02     Consent of counsel (included in Exhibit 5.01)
       24.01 Power of Attorney (included on page II-6 of this Registration Statement)
       99.01     Brooke Corporation 2001 Compensatory Stock Option Plan(3)

(1)Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.
(3) Filed herewith.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)  To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the

                                       II-3

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Securities Exchange Act of 1934 that are incorporated by reference in this
Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       II-4

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on February 25, 2002.

                                    BROOKE CORPORATION




                                          By: /s/ Robert D. Orr
                                             ---------------------------------
                                          Robert D. Orr, Chief Executive
                                          Officer

                                       II-5

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                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Orr, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           NAME                       TITLE                      DATE
/s/ Michael Hess
------------------------    President and Director         February 25, 2002
Michael Hess
/s/ Robert D. Orr
------------------------    Chief Executive Officer and    February 25, 2002
Robert D. Orr               Chairman of the Board of
                            Directors
/s/ Leland G. Orr
------------------------    Treasurer, Chief Financial     February 25, 2002
Leland G. Orr               Officer, Assistant Secretary
                            and Director


------------------------    Director                       February 25, 2002
John Allen

------------------------    Director                       February 25, 2002
Derrol Hubbard

                                       II-6

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EXHIBIT INDEX

  EXHIBIT NO.  DESCRIPTION
  4.01 Amendment and Restatement to the Articles of Incorporation of the Company, filed with the Secretary of State for the State of Kansas on March 16, 2001(1)
  4.02         By-laws of the Company (2)
  4.03 Certificate of Amendment to the By-laws of the Company, dated July 3, 2000(1)
  5.01         Opinion of counsel regarding legality(3)
  23.01        Consent of Independent Accountants(3)
  23.02        Consent of counsel (included in Exhibit 5.01)
  24.01        Power of Attorney (included on page II-6 of this Registration
               Statement)
  99.01        Brooke Corporation 2001 Compensatory Stock Option Plan(3)

(1)Incorporated by reference to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.
(2) Incorporated by reference to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2000.
(3) Filed herewith.